                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


                                                  Percentage               State
Subsidiaries                                        Owned             of Incorporation
------------                                     -----------          ----------------
Sandy Spring National Bank of Maryland               100%               United States

Sandy Spring Insurance Corporation (1)               100%                 Maryland

Sandy Spring Mortgage Corporation (1)                100%                 Maryland


----------------
(1)       100% owned by Sandy Spring National Bank of Maryland.